Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2010, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Cenveo, Inc. and Subsidiaries on Form 10-K for the fiscal year ended January 2, 2010.  We hereby consent to the incorporation by reference of said reports in Registration Statement Nos. 333-153447, 333-61467, 333-118861, 333-74490, 333-26743, 333-161927 and 333-161925 on Form S-8 and Registration Statement Nos. 333-74065, 333-39013, 333-36337 and 333-162559 on Form S-3.

                                                                                                    /s/ GRANT THORNTON LLP
Melville, New York
March 3, 2010